Exhibit 10(a)2
FIFTH AMENDMENT
TO THE
SOUTHERN COMPANY
EMPLOYEE SAVINGS PLAN

WHEREAS, Southern Company Services, Inc. adopted the latest amendment and restatement of The Southern Company Employee Savings Plan (“Plan”), effective as of January 1, 2018;
WHEREAS, pursuant to Section 15.1 of the Plan, the Southern Company Employee Savings Plan Committee (“Administrative Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company, or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority and to maintain the qualified status of the Plan; and
WHEREAS, the Administrative Committee, in its settlor capacity, desires to amend the Plan to provide that temporary employees and cooperative education employees who complete at least 1,000 hours of service in an eligibility computation period will be eligible to participate, but will not be automatically enrolled, in the Plan.
NOW, THEREFORE, pursuant to resolutions adopted on May 10, 2021, the Administrative Committee hereby amends the Plan as follows, effective as specified below:
1.
Effective as of July 1, 2021, Section 2.30 of the Plan is hereby amended by adding the following at the end thereof:
Notwithstanding the foregoing, any cooperative education employee or temporary employee who completes at least 1,000 Hours of Service in an eligibility computation period shall be an Eligible Employee who is eligible to participate in the Plan.
2.
Effective as of July 1, 2021, Section 3.1(b) of the Plan is hereby amended by deleting the first sentence and replacing it with the following:
Notwithstanding (a) above, each Eligible Employee (other than a cooperative education employee or a temporary employee) who is hired on or after December 1, 2017 (or on or after October 30, 2017 for an Eligible Employee having an AGL RSP account, or on or after July 1, 2017 for an Eligible Employee having a Nicor Thrift Plan account, as applicable) shall immediately participate in the Plan after 30 days of employment or such Enrollment Date that occurs as soon as administratively practicable thereafter.

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3.
Except as amended by this Fifth Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Administrative Committee, through its authorized representative, has adopted this Fifth Amendment to The Southern Company Employee Savings Plan, as amended and restated as of January 1, 2018, this 13th day of May, 2021.

EMPLOYEE SAVINGS PLAN COMMITTEE

By:	/s/James M. Garvie

Name:	James M. Garvie

Its:	Chairperson

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